Wingstop Inc. Announces New Corporate Headquarters in Addison, TX
Move supports the Company’s industry-leading growth
DALLAS, June 25, 2019 – (GLOBE NEWSWIRE) – Wingstop Inc. (NASDAQ: WING) today announced it will relocate its corporate headquarters to Addison, Texas, just north of Dallas, and has signed an agreement to acquire a 78,000 square foot state-of-the-art office building for $18.3 million. Completed in 2010, this thoughtfully designed facility offers an attractive layout with increased open areas, as well as designated space for innovation and kitchen testing to support the Company's next phase of growth.
"We are at a pivotal moment in Wingstop’s path to become a Top 10 global restaurant brand and believe this new corporate headquarters will support our strategic growth priorities by creating an environment for innovation and collaboration,” said Chairman and CEO Charlie Morrison. "As we continue to invest in initiatives that position us for long-term success, attracting and retaining top talent is key to ensure we scale the business and continue to deliver best-in-class results. Our current facility does not provide the expansion capacity for our long-term growth. We believe that our investment in this facility will generate meaningful returns and create value for our shareholders now and over the long-term."
The office is a three-story, modern corporate office building that will be occupied solely by Wingstop, allowing for increased flexibility and scalability as compared to the Company’s current multi-tenant building format. The design consists of a combination of open office areas, common spaces, conference rooms, training facilities and a fitness center. The new facility will also house the Company’s global test kitchen, innovation center and a mock Wingstop restaurant.
Addison, Texas is conveniently located just north of Dallas with access to three major airports, a network of highways and tollways, as well as attractive residential neighborhoods in the surrounding areas. The Company’s new corporate headquarters will be less than four miles from the current headquarters building, ensuring minimal disruption for Wingstop employees and partners following the move.
About Wingstop
Wingstop Inc. (NASDAQ:WING) was founded in 1994 and is headquartered in Dallas, Texas. As of May 7, 2019, Wingstop operated and franchised more than 1,250 restaurants around the world. The Wing Experts’ menu features classic and boneless wings with 11 bold, distinctive flavors including Original Hot, Cajun, Atomic, Mild, Spicy Korean Q®, Lemon Pepper, Hawaiian, Garlic Parmesan, Hickory Smoked BBQ, Louisiana Rub, and Mango Habanero. Wingstop’s wings are always cooked to order, hand-sauced and tossed, and served with our fresh-cut, seasoned fries and freshly made Ranch and Bleu Cheese dips. The Company has grown its domestic same store sales for 15 consecutive years, has been ranked on the “Top 100 Fastest Growing Restaurant Chains” by Nation’s Restaurant News (2018), named one of the “Top 500 Restaurant Chains” by Restaurant Business (2018), and was recognized as a top 50 limited-service restaurant brand in the U.S. in QSR Magazine’s “QSR 50” report. For more information visit www.wingstop.com or www.wingstop.com/own-a-wingstop. Follow us on facebook.com/Wingstop and Twitter @Wingstop.
Forward-looking Information
Certain statements contained in this news release, as well as other information provided from time to time by Wingstop Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “will,” “growth,” “believe,” “long-term,” “continue,” “expect,” “anticipate,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements in this news release include our expectations relating to the acquisition of a new corporate headquarters.
Any such forward-looking statements are not guarantees of performance or results and involve risks, uncertainties (some of which are beyond the Company’s control), and assumptions. Although we believe any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in our annual report on Form 10-K and quarterly reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release. Any forward-looking statement made by Wingstop Inc. in this news release speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Media Contact
Megan Sprague
303-517-8579
MSprague@wingstop.com
Investor Contact
Ted McHugh and Lauren Tarola
917-530-7792
WingstopFinComm@edible-inc.com